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                                                                     Exhibit 4.3


        This SECOND AMENDMENT AGREEMENT, dated as of September 22, 1999 (this "Agreement"), is among ABM INDUSTRIES INCORPORATED, a Delaware corporation (the "Company"), the several financial institutions (collectively, the "Banks"; individually, a "Bank") party to the Credit Agreement, dated as of June 25, 1997, as amended (the "Credit Agreement"), among the Company, the Banks, and BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), as agent for the Banks (in such capacity, the "Agent").

        The parties hereto agree as follows:

        Section 1. Definitions. Terms defined in the Credit Agreement, as amended hereby, are used herein with the same meanings unless otherwise specifically defined herein.

        Section 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended to amend and restate in its entirety the definition of "Permitted Stock Repurchases" as follows:

                "Permitted Stock Repurchases" means repurchases or redemptions by the Company of its capital stock for fair and reasonable consideration not exceeding in aggregate amount $35,000,000 with respect to all such repurchases or redemptions made on or after the Closing Date.

        Section 3. Effect. Except as specifically set forth herein, this Agreement does not limit, modify, amend, waive, grant any consent with respect to, or otherwise affect (a) any right, power or remedy of the Agent or any Bank under the Credit Agreement or any other Loan Document, (b) any provision of the Credit Agreement or any other Loan Documents all of which shall remain in full force and effect and are hereby ratified and confirmed. This Agreement does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Credit Agreement or any other Loan Document.

        Section 4. Costs. The Company shall pay all fees, costs, and expenses of any kind (including the reasonable fees and disbursements of counsel and allocated costs for in-house legal services and a $5,000 amendment fee to each Bank upon such Bank's execution and delivery of this Agreement) incurred by the Agent in connection with the negotiation, preparation, and execution of this Agreement and the other documents contemplated hereby.

        Section 5. Conditions of Effectiveness. This Agreement shall become effective as of the date hereof when the Agent has received counterparts hereof signed by the Company and the Majority Banks. Promptly upon the occurrence thereof, the Agent shall notify the Company and the Banks of the effectiveness of this Agreement, and such notice shall be conclusive and binding as to the occurrence thereof on all parties hereto.

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        Section 6. Representations and Warranties. The Company represents and warrants to the Agent and each Bank that:

               (a) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental body, agency or official, and the execution, delivery and performance by the Company of this Agreement do not contravene, or constitute a default under, any provision of applicable law or regulations or of the certificate or articles of incorporation or the by-laws of the Company or any of its Subsidiaries, or any other material agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or any assets of the Company or any of its Subsidiaries.

               (b) This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (c) After giving effect to this Agreement, no Event of Default or Default has occurred and is continuing, and after giving effect to this Agreement, the representations and warranties of the Company contained in the Credit Agreement and the other Loan Documents delivered pursuant thereto are true and correct in all material respects as of the date hereof as if made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

        Section 7. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original with the same effect as if all the signatures were on the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of the signature page to this Agreement by telecopier shall thereafter promptly deliver a manually executed counterpart of this Agreement, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        Section 8 Governing Law and Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND IS SUBJECT TO THE PROVISIONS OF SECTIONS
11.15 AND 11.16 OF THE CREDIT AGREEMENT, RELATING TO GOVERNING LAW AND JURISDICTION AND WAIVER OF JURY TRIAL, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE HEREBY INCORPORATED HEREIN IN FULL.


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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

COMPANY:                                ABM INDUSTRIES INCORPORATED


                                        By:    /s/ Douglas B. Bowlus
                                            ------------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


AGENT BANK:                             BANK OF AMERICA, N.A. (formerly known as
                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION), as Agent Bank


                                        By:    /s/ Christine Cordi
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------


BANKS: BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), as a Bank and as Issuing Bank


                                        By:    /s/ Henry Rogers
                                            ------------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        KEYBANK NATIONAL ASSOCIATION


                                        By:    /s/ Mary K. Young
                                            ------------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------

                                        UNITED STATES NATIONAL BANK OF OREGON


                                        By:    /s/ Aaron J. Gordon
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------